Exhibit 10.4

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT made this 13th day of January, 2004 (this "Agreement"), at Greenville, South Carolina, by and between WILLIAM STRENGLIS (hereinafter referred to as "Strenglis") and AMERICAN CONSOLDIATED MANAGEMENT GROUP, INC. (hereinafter referred to as "Corporation").

                              W I T N E S S E T H:

     FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, and specifically, the exclusive initial and continued services to the Corporation by Strenglis, for the term and with the benefits hereinafter provided, the parties have agreed as follows:

     1. Consulting Arrangement. The Corporation hereby retains the services of Strenglis as an independent contractor to provide management and consulting activities hereinafter described commencing on the date hereof and ending no later than July 13, 2004, unless earlier terminated or extended as provided herein (such date on which termination occurs being referred to hereinafter as the "termination date"). This Agreement may be terminated or extended by either party with thirty (30) days written notice delivered in the form and to the address(es) as set forth herein.

     2. Future Employment. During the term of this Agreement, the parties agree to negotiate in good faith the full time employment of Strenglis as an executive officer of the Corporation. It is the parties' good faith expectation that such employment, if any, will commence on or prior to July 1, 2004, and that such employment relationship and all terms and conditions thereof (that shall include, without limitation, the receipt by Strenglis of an ownership interest in the Corporation constituting a minimum of _____ percent (___%) of the Corporation's stock, which stock shall be subject to dilution protection) shall be formalized in a written employment agreement agreed upon and executed by the parties hereto. This Agreement shall automatically terminate when the parties execute any such employment agreement.

     3. Duties. Strenglis is hereby retained as an independent contractor to act in the capacity as general manager with respect to all aspects of management of the business of the Corporation, including the retail and commercial sale, marketing and development of food related applications of phytogenic technology to members of the public and the food service industry, inventory control, budgeting, finance, accounting and operation of computer systems. Specifically, Strenglis shall:

     (a) Accurately represent and offer for sale the products of the Corporation;

     (b) Devote such time and attention as is reasonably required to provide the services to and for the Corporation pursuant to the provisions of this Agreement;

     (c) Vigorously promote the sale, development and marketing of the products of the Corporation;

     (d) Complete and promptly file with the Corporation all reports which shall be required by the Corporation from time to time regarding sales or other business matters;

     (e) Abide by and quote prices established by the Corporation for the products. Strenglis shall not quote any unpublished or irregular prices unless specifically authorized to do so by the Corporation;

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     (f)  Formulate a full business plan for the Corporation to be presented to and approved by the Board of Directors of the Corporation; and

     (g) Engage, with Board approval, whichever firms and/or individuals he deems necessary to promote via advertising in various media, and other acceptable promotional methods the main asset of the Corporation, the phytogenics technology developed by Dr. Jack Watkins.

     Strenglis shall report directly to the board of directors of the Corporation and said board may, from time to time, assign additional duties to Strenglis. Any additional duties assigned shall be subject to mutual agreement between the board and Strenglis.

     4. Compensation and Expense Reimbursement. Strenglis, or his estate, in the event of his death prior to the termination date, shall receive as compensation for such services provided under this Agreement a sum equal to Ten Thousand and No/100s ($10,000.00) Dollars per month for the term of this Agreement. Strenglis shall also receive reimbursement, weekly, for all reasonable out-of-pocket expenses related to this Consulting Agreement incurred during the term of this Agreement. However, out-of-pocket expenses in excess of $1,000.00 in any week shall require written approval of a member of the Corporation's board of directors prior to being incurred to be eligible for reimbursement.

     5. License and Goodwill. Any and all licenses granted to Strenglis to use Corporation's trademarks and trade names terminate with the termination of this Agreement. Any enhancement in the value of good will during the term of this Agreement is for the sole benefit of the Corporation.

     6. Termination. The Corporation has the right to terminate this Agreement, with or without cause, for any reason, by giving Strenglis at least thirty (30) days advance written notice, said termination notice to become effective on the date of mailing or otherwise sending such written notice to the address stated herein. The foregoing right of termination is absolute and the Corporation shall not be liable for damages of any kind whatsoever to the other by reason of the exercise of any such right, including by way of example and not by way of limitation, loss of prospective profits or anticipated sales, expenditures, leases or other commitments in connection with the performance of this Agreement or for any other reason whatsoever; provided, however, that the cancellation or termination of this Agreement shall not operate to relieve Strenglis from the obligation to repay any loans or advances due the Corporation; and provided, further, that in the event of cancellation and termination of this Agreement, the Corporation shall pay Strenglis any compensation earned prior to termination by Strenglis, including reimbursement for any out-of-pocket expenses incurred, and approved as necessary.

     The Corporation may terminate Strenglis at any time (a) because of fraud, misappropriation, embezzlement or the like; (b) if he becomes disabled; (c) if he shall have violated any provision of this Agreement; (d) if he for any reason fails to perform his activities assigned with reasonable promptness and skill; or (e) in the event of the death of Strenglis. Any such termination shall not constitute a breach of this Agreement by the Corporation and Strenglis will only be paid what amount has been earned up until termination, including reimbursement for any out-of-pocket expenses incurred, and approved as necessary. It is understood by the parties that should Strenglis be terminated prior to the last calendar day of any month during which this agreement is in effect, that Strenglis shall be entitled to full compensation for that month.

     7. Independent Contractor. The relationship between the Corporation and Strenglis shall be that of an independent contractor and not that of an employee of the Corporation or any of its affiliates. Nothing contained in this Agreement shall be construed so as to constitute the Corporation or any of its affiliates and Strenglis as having an employment, partnership, joint venture or similar relationship. The parties agree that Corporation shall not withhold nor pay any unemployment insurance nor any local, state or federal taxes or withholdings on behalf of or for the benefit of Strenglis. The Corporation shall not maintain any insurance, either liability or worker's compensation for or for the benefit of Strenglis.

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     8. No Restrictions. Strenglis represents that his engagement hereunder does not conflict with and will not be constrained nor inhibited by any preexisting business relationship or agreement to which Strenglis is a party or is otherwise bound.

     9. Applicable Law. This Agreement, its execution, interpretation and performance, shall be governed by the laws of the State of South Carolina, and Strenglis does hereby consent to jurisdiction of the laws and the courts of such state for such purposes and agrees that process may be served upon him in any manner provided by the laws of the State.

     10. Other Activities. It is recognized by the parties hereto that it is reasonably necessary to the success of the business of the Corporation that Strenglis not engage in competitive business activities during the term of this Agreement. Strenglis shall not use any of Corporation's confidential and/or proprietary information in direct or indirect competition with the business of Corporation as it exists on the date of termination of this agreement and for one (1) year following termination of this agreement. Except as expressly provided herein, nothing shall limit Strenglis from engaging in any employment, investment or other activities in any business or industry, including but not limited to, the functional food business.

     11. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the last known address of the recipient.

     12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of that provision or of any other provision of this Agreement.

     13. Amendment. This Agreement may not be orally amended, but rather may be amended only by an agreement in writing signed by the party against whom enforcement of the amendment is sought.

     14. Enforceability. If, in any judicial proceeding, a Court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate terms to be enforced in such proceedings.

     15. Costs and Attorney's Fees. In the event either party breaches this Agreement, the other agrees to pay all reasonable expenses incurred in enforcing this Agreement, including, but not limited to, Court costs and reasonable attorney's fees.

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     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

IN THE PRESENCE OF:

_________________________                    /s/ William Strengles
                                             ---------------------------------
_________________________                    William Strenglis

                                             AMERICAN CONSOLIDATED
                                             MANAGEMENT GROUP, INC.

_________________________                    BY: /s/ George E. Mappin
                                             ---------------------------------
_________________________                   Its: Director

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